UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2016
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1030 West Georgia Street, Suite 1830
Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 4, 2016, Uranium Energy Corp. (the “Company”) entered into a share purchase and option agreement (the “Share Purchase and Option Agreement”) with CIC Resources Inc. (the “Vendor”) pursuant to which the Company acquired (the “Acquisition”) all of the issued and outstanding shares of JDL Resources Inc. (“JDL”), a wholly-owned subsidiary of the Vendor. Additionally, the Company was granted an option (the “Option”) to acquire all of the issued and outstanding shares of CIC Resources (Paraguay) Inc. (“CIC”), another wholly-owned subsidiary of the Vendor. CIC is the beneficial owner of all of the issued and outstanding shares of Paraguay Resources Inc. (“PRI”), which is the legal, beneficial and registered owner of certain mineral property concessions (the “Property”) through PRI’s wholly-owned Paraguayan subsidiaries Metálicos Y No Metalicos S.R.L. and Rostock Industrias Mineras S.A.

Pursuant to the Share Purchase and Option Agreement, the Company issued 1,333,560 restricted common shares in the capital of the Company and paid US$50,000 in cash as consideration for the Acquisition. During the one year period following completion of the Acquisition (the “Option Period”), the Company may elect in its discretion to exercise the Option at any time, or if, in accordance with the Share Purchase and Option Agreement, the Vendor relinquishes the concessions comprising the Property from 160,930 hectares down to 70,498 hectares, the Company is deemed to have exercised the Option. Upon exercise of the Option, the Company is required to pay, subject to certain adjustments, US$250,000 in cash to the Vendor and grant the Vendor, or an assignee of the Vendor, a 1.5% net smelter returns royalty (the “Royalty”) on the Property as contemplated by a proposed net smelter returns royalty agreement (the “Royalty Agreement”) to be executed by the parties upon exercise of the Option. Pursuant to the proposed Royalty Agreement, the Company has the right, exercisable at any time for a period of six years following exercise of the Option, to acquire one-half percent (0.5%) of the Royalty at a purchase price of US$500,000.

The description set forth above is qualified in its entirety by the Share Purchase and Option Agreement (including the form of Royalty Agreement attached thereto), which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities

In consideration for the Acquisition under the Share Purchase and Option Agreement described in Item 1.01 of this Current Report on Form 8-K, on March 4, 2016, the Company issued 1,333,560 restricted common shares to the Vendor.

In connection with the issuance of the shares described above, the Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Regulation S based on representations and warranties provided by the Vendor in the Share Purchase and Option Agreement.

Item 9.01     Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits

Exhibit	Description

10.1	Share Purchase and Option Agreement dated March 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: March 10, 2016	By:	“Pat Obara”
Pat Obara
Chief Financial Officer

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